Exhibit 5.1

[Letterhead of Morgan, Lewis & Bockius LLP]

May 22, 2017

Repros Therapeutics Inc.

2408 Timberloch Place

Suite B-7

The Woodlands, Texas 77380

RE:	Repros Therapeutics, Inc., Registration Statement on Form S-3 (File No. 333-197253)

Ladies and Gentlemen:

We have acted as counsel to Repros Therapeutics Inc., a Delaware corporation (the “Company”), in connection with the filing of (i) the registration statement on Form S-3 (Reg. No. 333-197253) initially filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on July 3, 2014, as amended by Amendment No. 1 on Form S-3 filed with the Commission on July 16, 2014 and declared effective by the Commission on July 24, 2014, which was subsequently amended by Post-Effective Amendment No. 1 on Form S-3 filed with the Commission on June 14, 2016 and declared effective by the Commission on June 23, 2016 (the Registration Statement, as amended and declared effective by the Commission, the “Registration Statement”), (ii) the preliminary prospectus supplement of the Company dated May 17, 2017, including the accompanying base prospectus (the “Base Prospectus”) as contained in the Registration Statement, which was filed by the Company on May 18, 2017 pursuant to Rule 424(b)(5) promulgated under the Securities Act (the “Preliminary Prospectus Supplement”), (iii) the final prospectus supplement of the Company dated May 18, 2017, including the accompanying Base Prospectus, which was filed by the Company with the Commission on May 18, 2017 pursuant to Rule 424(b)(5) promulgated under the Securities Act (such prospectus in the form so filed pursuant to Rule 424(b), the “Prospectus”), relating to the offering and sale by the Company of (i) 2,744,125 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”), (ii) five-year series A warrants to purchase up to an aggregate of 3,742,500 shares of Common Stock at an exercise price of $0.84 per share (the “Series A Warrants” and the shares of Common Stock underlying the Series A Warrants, the “Series A Warrant Shares”), (iii) two-year series B warrants to purchase up to an aggregate of 2,495,000 shares of Common Stock at an exercise price of $0.92 per share (the “Series B Warrants” and the shares of Common Stock underlying the Series B Warrants, the “Series B Warrant Shares”), and (iv) two-year pre-funded series C warrants (the "Pre-Funded Warrants" and collectively with the Series A Warrants and the Series B Warrants, the “Warrants”) to purchase up to an aggregate of 2,245,875 shares of Common Stock at a nominal exercise price of $0.001 per share (the "Pre-Funded Warrant Shares" and collectively with the Series A Warrant Shares and the Series B Warrant Shares, the “Warrant Shares” and, collectively with the Shares and the Warrants, the “Securities”).

In connection with this letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (i) the Company’s Restated Certificate of Incorporation, as amended, (ii) the Company’s Restated Bylaws, (iii) the Underwriting Agreement, (iv) the Registration Statement, (v) the forms of the agreements evidencing each of the Warrants (the “Warrant Agreements”) and (vi) such other documents and records as we deemed appropriate for purposes of the opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Repros Therapeutics Inc.

May 22, 2017

Based upon the foregoing, we are of the opinion that the Shares and Warrant Shares have been duly authorized by the Company and, when issued and sold by the Company, and delivered by the Company to, and paid for by, the Underwriters in accordance with the terms of the Registration Statement, the Underwriting Agreement, and, for the Warrant Shares, the applicable Warrant Agreement, will be validly issued, fully paid and non-assessable.

Each Warrant Agreement has been duly authorized by the Company and, when the Warrant Agreements are executed and delivered by the Company pursuant to the Underwriting Agreement, they will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms. The opinion regarding enforceability set forth in this paragraph is limited by bankruptcy, fraudulent conveyance, insolvency, moratorium and other laws relating to or affecting creditors’ rights generally and general equitable principles.

The opinions expressed herein are limited to the laws of the State of Delaware.

We hereby consent to the use of this opinion as Exhibit 5.1 to a Current Report on Form 8-K to be filed on the date hereof, which shall be incorporated by reference in the Registration Statement, and to the reference to us under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

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